EQUITABLE HYPERION MORTGAGE OPPORTUNITY FUND, INC. (the "Registrant")
                Form N-SAR for the period ending January 31, 1998
                          File Number 811-05820





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 27th day of March, 1998.




EQUITABLE HYPERION MORTGAGE
OPPORTUNITY FUND, INC.






By:      /s/Clifford E. Lai
         Clifford E. Lai
         President




Witness:     /s/Tom Doodian
             Tom Doodian
             Assistant Secretary